As filed with the Securities and Exchange Commission on May 13, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 13, 2003


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                     0-18711               13-3437739
--------------------------------     ----------------     ----------------------
 (State or other jurisdiction of       (Commission)          (IRS Employer
         incorporation) No.)            File Number       Identification Number)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                            10001
---------------------------------------------------          ----------------
    (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:    (212) 563-1036
                                                             ----------------

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ITEM 9.

REGULATION FD DISCLOSURE.

         As previously announced by Actrade Financial Technologies Ltd. ("Actrade") on December 12, 2002, Actrade held $19 million in TADs issued by two U.S. subsidiaries of a Taiwanese corporation, all of which had either been defaulted upon at maturity or accelerated by Actrade. On December 5, 2002, Actrade learned that the two U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 in the Bankruptcy Court for the Northern District of Texas. Although Actrade had purchased surety bonds insuring performance by such U.S. subsidiaries under the TADs in the amount of up to $16 million, the agent acting on behalf of the issuers of those surety bonds has advised Actrade that it was reserving the right of the issuers to contest the validity of those surety bonds.

         Actrade also previously announced that it held $1,322,800 in defaulted or accelerated bills of exchange issued by the Taiwanese parent of the two U.S. subsidiaries. In addition, the Taiwanese parent had guaranteed the performance by one of its U.S. subsidiaries in respect of the TADs issued by such subsidiary. As announced by Actrade on December 16, 2002, on December 13, 2002, Actrade received notice that the Taipei Chamber of Commerce had approved the Taiwanese corporation's "application of business reconciliation," which had the effect of precluding Actrade from starting or continuing any civil proceeding against the Taiwanese corporation. To date, Actrade has received no payments from the Taiwanese parent in respect of the bills of exchange it issued or in respect of the guarantee of the obligations of one of its U.S. subsidiaries.

         Separately, as previously disclosed by Actrade on December 12, 2002 and January 2, 2003, a former significant customer of Actrade defaulted on $8,844,805 in TADs. Although Actrade purchased surety bonds insuring performance by such customer under the TADs in the amount up to $8.5 million, the agent acting on behalf of the issuers of those surety bonds had advised Actrade it was reserving its rights to contest the validity of those surety bonds. On December 20, 2002, the former customer filed for Chapter 11 bankruptcy protection in the Eastern District of Texas.

         On May 13, 2003, Actrade Capital Inc., a wholly-owned subsidiary of Actrade, entered into Stipulations of Settlement with, among others, the surety companies from which it purchased the surety bonds referred to above, the Taiwanese corporation that defaulted on $1,322,800 in bills of exchange and certain of its subsidiaries, including those that defaulted on an aggregate of $19 million in TADs.

         Subject to (w) Actrade obtaining an order of the bankruptcy court in Actrade's bankruptcy case approving the Stipulations of Settlement which is final, not subject to appeal and which satisfies certain terms of a letter agreement between Actrade and its senior lender, (x) the two U.S. subsidiaries of the Taiwanese parent obtaining an order of the bankruptcy court in their bankruptcy in the Northern District of Texas which is final and not subject to appeal approving the Stipulation of Settlement to which they

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are a party, (y) payment to Actrade Capital, Inc. by one of the sureties of $1 million and (z) delivery to Actrade Capital, Inc. by the sureties of either (i) a jointly executed and delivered non-interest bearing promissory note in the principal amount of $10.5 million, due and payable on October 1, 2003, or (ii) a cash payment equal to $10.5 million reduced by a discount rate of 6% per annum applied to the number of days between the date of the cash payment and October 1, 2003, the Stipulations of Settlement will become effective and the following will occur:

         (i) Actrade will assign its proofs of claim against the two Taiwanese subsidiaries (approximately $19 million) and the unrelated former significant customer (approximately $8.5 million) in their respective bankruptcies to the sureties;

         (ii) Actrade will surrender to the sureties for cancellation the surety bonds referred to above;

         (iii) Actrade, on the one hand, and the sureties, on the other, will each release any claims it may have against the other; and

         (iv) the Taiwanese parent, its two U.S. subsidiaries referred to above and certain other related entities, on the one hand, and Actrade, on the other, will each release any claims it may have against the other.

         Although each of the relevant parties have covenanted to utilize commercially reasonable efforts to obtain the bankruptcy court orders referred to above, there can be no assurance that they will be obtained and that the Stipulations of Settlement will become effective.

LIMITATION ON INCORPORATION BY REFERENCE

         In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain information contained in this Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results or events may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties due to Actrade's pending litigation and ongoing internal evaluation and regulatory and law enforcement investigations, each as described in Actrade's recent press releases, including Actrade's December 12, 2002 press release. Other factors that may cause results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to: uncertainties regarding the possibility of

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restatements of documents previously filed by Actrade with the Commission including restatements of Actrade's financial statements; additional facts found by Actrade in connection with the issues that are the subject of an internal evaluation; uncertainties regarding Actrade's Chapter 11 bankruptcy process; uncertainties regarding Actrade's ability to be successful in pursuing a sale transaction, Actrade's ability to find a qualified buyer, or that a sale will actually increase creditor or stockholder value and; those factors discussed in Actrade's Form 10-Q for the quarter ending March 31, 2002, which is on file with the SEC. Additional risks and uncertainties in connection with a sale transaction include, without limitation, material contingencies provided for in a sale transaction, amendment of the terms of, delay in implementation of or termination of any transaction agreement and Actrade's ability to retain key employees during the sale transaction process. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.




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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ACTRADE FINANCIAL TECHNOLOGIES LTD.



                                            By: /s/ Richard McCormick
                                                --------------------------------
                                                Name:  Richard McCormick
                                                Title: Chief Executive Officer


Dated: May 13, 2003